Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       57,904,886
WELLS FARGO BANK                            41-0449260       69,956,520
JPMORGAN CHASE & CO.                        13-3224016       54,993,569
BNP PARIBAS SECURITIES CORP.                13-3235334       45,401,873
DEUTSCHE BANK SECURITIES, INC.              13-2730328       32,929,369
CITIGROUP INC.                              52-1568099       32,121,621
BARCLAYS CAPITAL INC.                       05-0346412       23,610,903
MORGAN STANLEY CO INCORPORATED              13-2665598        6,531,604
BANK OF AMERICA SECURITIES LLC              56-2058405        3,810,005
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        2,527,980






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       14,604,738
WELLS FARGO BANK                            41-0449260        2,305,892
JPMORGAN CHASE & CO.                        13-3224016       14,850,672
BNP PARIBAS SECURITIES CORP.                13-3235334          983,698
DEUTSCHE BANK SECURITIES, INC.              13-2730328       10,446,152
CITIGROUP INC.                              52-1568099        8,755,338
BARCLAYS CAPITAL INC.                       05-0346412        9,166,899
MORGAN STANLEY CO INCORPORATED              13-2665598        6,034,619
BANK OF AMERICA SECURITIES LLC              56-2058405        3,541,090
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166        1,619,471




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    337,604,720 D. Total Sales: 75,619,920

                               SCREEN NUMBER : 12